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                                                                    Exhibit 10.1

                              AMENDMENT NUMBER TWO
                                       TO
                                RIGHTS AGREEMENT


         Amendment Number Two (the "Amendment"), dated as of January 8, 2007, between Compass Minerals International, Inc., a Delaware corporation (the "Company"), and UMB Bank, n.a., as successor rights agent ("Rights Agent"), to that certain Rights Agreement (the "Agreement"), dated as of December 11, 2003, as amended June 15, 2004.

         WHEREAS, Section 26 of the Agreement authorizes the Company and the Rights Agent, if the Company so directs, so long as the Rights (each as defined in the Agreement) are then redeemable and subject to the restrictions set forth in Section 26, to amend any provision of the Agreement without the approval of any holders of certificates representing Common Shares or Rights (each as defined in the Agreement); and

         WHEREAS, the Board has approved the amendment of the Rights Agreement and the execution and delivery of this Amendment, and all acts necessary to make this Amendment a valid agreement, enforceable according to its terms, have been performed.

         NOW, THEREFORE, in consideration of the foregoing recitals, the parties hereby agree and the Agreement is hereby amended as follows:

1. Section 1.4 is hereby amended and restated in its entirety to read as follows:
         "Section 1.4.  [RESERVED.]"

2. Section 1.8 is hereby amended and restated in its entirety to read as follows:
         "Section 1.8. "EXEMPT PERSON" shall mean the Company and any subsidiary of the Company, in each case including, without limitation, in its fiduciary capacity, or any employee benefit plan of the Company or of any Subsidiary of the Company or any entity or trustee holding shares of capital stock of the Company for or pursuant to the terms of any such plan, or for the purpose of funding other employee benefits for employees of the Company or any Subsidiary of the Company."

3.       The following paragraph is hereby added to the end of Section 26 of the
Agreement:
         "On a date no later than November 30, 2009 and at least once prior to each successive three year anniversary thereof, a committee composed of non-management members of the Board of Directors of the Company selected by the members of the Board of Directors who have been determined by the Board to be "independent directors" in accordance with New York Stock Exchange listing standards shall meet to review the terms and conditions of this Agreement, including whether the termination or modification of this Agreement is in the best interest of the Company and its stockholders, and to make a recommendation based on such review to the full Board of Directors of the Company. Such committee, when reviewing the terms and conditions of

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this Agreement, shall have the power and authority (x) to set its own agenda and to retain at the expense of the Company its choice of legal counsel, investment bankers and other advisors, and (y) to review all information of the Company and to consider all factors it deems relevant to any such review."

4. The third paragraph of the Summary of Rights to Purchase Preferred Shares previously distributed to stockholders of record of the Company as of December 11, 2003 and attached as Exhibit C to the Agreement is hereby deleted.

5. Except as expressly amended hereby, the provisions of the Agreement shall remain in full force and effect.


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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, as of the day and year first above written.


                                      Compass Minerals International, Inc.


                                      By: /s/  Angelo C. Brisimitzakis
                                         ------------------------------
                                      Name:  Angelo C. Brisimitzakis
                                      Title: Chief Executive Officer


                                      UMB Bank, n.a.

                                      By:  /s/ Mark B. Flanagan
                                         ------------------------------
                                      Name:  Mark B. Flanagan
                                      Title: Vice President